EXHIBIT 3.1

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HERESY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "DIGITAL EXTREME TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF APRIL, A.D. 2006, AT 3:02 O'CLOCK P.M.
A FILED COPY OF THIS CERTIFICATE RAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

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State of Delaware Secretary of State Division of Corporations Delivered 03:25 PM 04/01/2008 FILED 03:02 PM 04/01/2008 SRV 080382030 - 4315237 FILE

CERTIFICATE OF INCORPORATION

OF

DIGITAL EXTREME TECHNOLOGIES, INC.

The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the "Corporation'') is Digital Extreme Technologies, Inc.

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation are as follows;

To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total authorized capital stock of the Corporation shall be 100,000,000 shares of Common Stock, par value $0.01 per share

FIFTH: The name and the mailing address of the incorporator are as follows:

NAME Scott Amaral	MAILING ADDRESS 204 Technology Drive Suite F Irvine, CA 92615

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: The bylaws of the Corporation may be made, altered, amended, changed, added to or repealed by the board of directors of the Corporation without the assent or vote of the stockholders.

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EIGHT: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Sec. 102 of the General corporation Law of the State of Delaware, as the same may be amended and supplemented.

NINTH: The Corporation shall, to the fullest extent permitted by the provisions of Sec. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify', any and all persons whom it shall have power to indemnify wider said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee. or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed. by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on April 1st, 2008

/s/ Scott Amaral

Scott Amaral
Incorporator

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